Exhibit 10.1

First Choice Healthcare Solutions, Inc

709 S. Harbor City Blvd., Suite 250

Melbourne, Florida 32901

Phone: 321-725-009 Fax: 321-723-3996

January 30, 2015

Hillair Capital Investments L.P.

c/o Hillair Capital Management, LLC

345 Lorton Avenue

Suite 303

Burlingame, CA 94010

Attn: Neal Kaufman

Re:	Extension of Amortization Payment

Dear Mr. Kaufman:

Reference is made to that certain 8% Original Issue Discount Secured Convertible Debenture due December 28, 2013 (although subsequently extended to November 1, 2015) the “Debenture”) issued by First Choice Healthcare Solutions, Inc. (the “Company”) to Hillair Capital Investments L.P. (“Hillair”). Pursuant to Section 6(b) of the Debenture, the Company is obligated to redeem $580,000 principal amount of the Debenture plus interest on or before February 1, 2015 (“February Periodic Redemption”). In consideration for 100,000 shares of Common Stock (as defined in the Debenture) and cash in the amount of $30,000, the Company hereby requests that the February Periodic Redemption date be extended to April 1, 2015. For an additional $20,000 cash (provided written notice and payment are made prior to March 15, 2015), the Company requests that the February Periodic Redemption date be extended to May 1, 2015. The Periodic Redemption Amount and Periodic Redemption Date (both as defined in the Debenture) shall not be modified or extended hereunder and shall be due and payable on the respective dates and amounts set forth in the Debenture (it being understood if the Company exercises all of its extension rights hereunder, the principal amount owing on May 1, 2015 shall be $1,160,000 plus interest). The shares of Common Stock issuable hereunder shall have the same rights as the Conversion Shares issuable pursuant to the Debenture (including those right under the Securities Purchase Agreement). The shares issuable hereunder and the initial cash payment shall be made to Hillair on or prior to February 1, 2015. Except as set forth herein, all terms and conditions of the Debenture and any other documents entered into in connection therewith shall remain unchanged and in full force and effect.

Sincerely,

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

By: /s/ Christian C. Romandetti
Name: Christian C. Romandetti
Title: President and CEO

Accepted and Agreed to:

HILLAIR CAPITAL INVESTMENTS L.P.

By: /s/ Scott Kaufman

Name: Scott Kaufman

Title: Managing Partner